As filed with the Securities and Exchange Commission on September 27, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

 REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Howard Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	20-3735949 (I.R.S. Employer Identification Number)

3301 Boston Street

Baltimore, Maryland 21224

(410) 750-0020

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Howard Bancorp, Inc. 2017 Employee Stock Purchase Plan

(Full title of the plan)

Mary Ann Scully

Chairman and Chief Executive Officer

Howard Bancorp, Inc.

3301 Boston Street

Baltimore, Maryland 21224

(410) 750-0020

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Michael P. Reed

Frank M. Conner III

Covington & Burling LLP

One CityCenter

850 10th Street, NW

Washington, DC 20001

(202) 662-5986

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	250,000	$18.45	$4,612,500	$574.26

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	In accordance with Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), the registration fee has been calculated based upon the average of the high and low selling prices of the common stock of the registrant as reported on the Nasdaq Global Select Market on September 21, 2018.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 are omitted from this filing in accordance with the provisions of Rule 424 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing such information will be sent or given to participants in the Howard Bancorp 2017 Employee Stock Purchase Plan (the “Plan”) as specified by Rule 428(b)(1) under the Securities Act.

Upon written or oral request, Howard Bancorp, Inc. (the “Company”) will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to participants pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to Charles E. Schwabe, Executive Vice President and Chief Risk Officer, at the address and telephone number on the cover of this registration statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this registration statement:

(1)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the Commission on March 15, 2018;

(2)	The Company’s Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, which were filed with the Commission on May 10, 2018 and August 9, 2018, respectively;

(3)	The Company’s Current Reports on Form 8-K (except to the extent furnished) filed with the Commission on January 25, 2018, March 1, 2018, May 24, 2018 and June 15, 2018;

(4)	The description of the Company’s common stock contained in the Company’s registration statement on Form S-3 (File No. 333-219321), filed with the Commission on July 17, 2017, including any subsequent amendments or reports filed for the purpose of updating such description; and

(5)	All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

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Item 6. Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Maryland. The Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its shareholders for money damages, other than for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. The Company's charter and bylaws contain a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, a Maryland corporation also may not indemnify for an adverse judgment in a suit by or on behalf of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or on behalf of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The Company’s charter and bylaws require the Company, to the fullest extent permitted by Maryland law as in effect from time to time, to indemnify and advance expenses to its directors and officers, whether serving the Company or at the Company’s request, any other entity, who were or are parties or are threatened to be made parties to any threatened or actual suit, investigation or other proceeding, including administrative actions, as a result of their status or actions as directors or officers of the Company. The Company’s charter and bylaws authorize the Company to provide the same indemnification and advancement of expenses to the Company’s employees and agents, other than a director or officer of the Company.

The Company shall not be liable for any indemnification payment under the Company’s bylaws in connection with a claim made by an indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement or otherwise.

The Company may purchase and maintain insurance on behalf of any person who is or was our director, officer, employee or agent, or while a director, officer, employee or agent is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not we would have the power to indemnify such person under Maryland law.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Number	Description

3.1	Articles of Incorporation of Howard Bancorp, Inc. (incorporated by reference to Exhibit 3.1 of the Company's Form S-1 filed November 28, 2011, File No. 333-178204).

3.2	Articles of Amendment to Articles of Incorporation of Howard Bancorp, Inc. (incorporated by reference to Exhibit 3.2 of the Company's Form S-1 filed November 28, 2011, File No. 333-178204).

3.3	Amended and Restated Articles Supplementary of Senior Non-Cumulative Perpetual Preferred Stock, Series AA (incorporated by reference to Exhibit 3.3 of the Company's Form S-1 filed November 28, 2011, File No. 333-178204).

3.4	Articles of Amendment to Articles of Incorporation of Howard Bancorp, Inc. (incorporated by reference to Exhibit 3.3 of the Company’s Form 8-K filed January 24, 2017).

3.5	Amended and Restated Bylaws of Howard Bancorp, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed January 25, 2018).

4.1	Form of Common Stock Certificate of Howard Bancorp, Inc. (incorporated by reference to Exhibit 4.1 of the Company's Form S-1 filed November 28, 2011, File No. 333-178204).

4.2*	Howard Bancorp, Inc. 2017 Employee Stock Purchase Plan

5.1*	Opinion of Shulman, Rogers, Gandal, Pordy & Ecker, P.A.

23.1*	Consent of Shulman, Rogers, Gandal, Pordy & Ecker, P.A. (included in Exhibit 5.1)

23.2*	Consent of Dixon Hughes Goodman LLP

24.1*	Power of Attorney (included on the signature pages of this Registration Statement)

* Filed herewith.

Item 9. Undertakings.

(a)	The undersigned Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

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(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Baltimore in the State of Maryland, as of September 27, 2018.

Howard Bancorp, Inc.
By:	/s/ Mary Ann Scully Mary Ann Scully Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears immediately below appoints each of Mary Ann Scully and George C. Coffman, his or her true and lawful attorney-in-fact, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign individually any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any registration statement (including exhibits thereto and other documents in connection therewith) filed by the registrant under Rule 462(b) of the Securities Act of 1933, as amended, which relates to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith with the SEC, granting unto said attorneys-in-fact full power and authority to do and perform individually each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming any such act and thing that said attorneys-in-fact or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mary Ann Scully Mary Ann Scully	Chairman and Chief Executive Officer (Principal Executive Officer)	September 26, 2018
/s/ George C. Coffman George C. Coffman	Chief Financial Officer, Chief Investment Officer, Executive Vice President (Principal Accounting and Financial Officer)	September 26, 2018
/s/ Robert D. Kunisch Jr. Robert D. Kunisch Jr.	Director and President	September 26, 2018
/s/ Richard G. Arnold Richard G. Arnold	Director	September 26, 2018
/s/ W. Gary Dorsch W. Gary Dorsch	Director	September 26, 2018

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/s/ James T. Dresher Jr. James T. Dresher Jr.	Director	September 26, 2018
/s/ Howard Feinglass Howard Feinglass	Director	September 26, 2018
/s/ Michael B. High Michael B. High	Director	September 26, 2018
/s/ Donna Hill Staton Donna Hill Staton	Director	September 26, 2018
/s/ John J. Keenan John J. Keenan	Director	September 26, 2018
/s/ Paul I. Latta Jr. Paul I. Latta Jr.	Director	September 26, 2018
/s/ Kenneth C. Lundeen Kenneth C. Lundeen	Director	September 26, 2018
/s/ Thomas P. O’Neill Thomas P. O’Neill	Director	September 26, 2018
/s/ Robert W. Smith Jr. Robert W. Smith Jr.	Director	September 26, 2018
/s/ Jack E. Steil Jack E. Steil	Director	September 26, 2018

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